Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Unitholders and General Partner
 Essex Portfolio, L.P.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California
 September 24, 2018